UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, the board of directors of Lamar Advertising Company (the “Company”) approved a plan to reorganize the Company to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year commencing January 1, 2014. As one of the steps in the proposed conversion, on August 27, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lamar Advertising REIT Company, a newly formed, wholly owned subsidiary of the Company (“Lamar REIT”), providing for, among other things, the merger of the Company with and into Lamar REIT (the “Merger”), with Lamar REIT the surviving entity in the merger and succeeding to and continuing to operate the existing business of the Company. Effective at the time of the Merger, Lamar REIT will be renamed “Lamar Advertising Company.” Pursuant to the Merger Agreement, the outstanding shares of the Company’s Class A common stock, Class B common stock and Series AA preferred stock will be converted into the right to receive the same number of shares of Lamar REIT Class A common stock, Class B common stock and Series AA preferred stock, respectively.

Consummation of the Merger is subject to certain conditions, including approval by the Company’s stockholders, final approval of the REIT conversion by the Company’s board of directors, and other customary closing conditions. While the Company anticipates electing REIT status for the taxable year beginning January 1, 2014, there is no certainty as to the timing of a REIT election or whether the Company will ultimately make a REIT election.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this current report is forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This report uses terminology such as “believes,” “plans,” “expects,” “intends,” “may,” “will,” “should,” “potential,” and “continue” and similar expressions to identify forward-looking statements. Examples of forward-looking statements in this report include statements about the Company’s consideration of an election to REIT status, the timing of any such REIT election and the Company’s ability to qualify as a REIT. Actual results may differ materially from those indicated in the Company’s forward-looking statements as a result of various factors, including those factors set forth in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2013, under the caption “Risk Factors,” as updated by the Company’s subsequent filings with the SEC. The Company undertakes no obligation to update the information contained in this current report to reflect subsequently occurring events or circumstances.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Lamar Advertising REIT Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement of Lamar Advertising Company and a prospectus of Lamar Advertising REIT Company with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting of stockholders and a definitive proxy statement/prospectus will be mailed to stockholders who hold shares of capital stock of Lamar Advertising Company on the record date to be determined by the board of directors of Lamar Advertising Company. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER INFORMATION ABOUT THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Lamar Advertising Company free of charge by contacting Secretary, c/o Lamar Advertising Company, 5321 Corporate Blvd., Baton Rouge, LA 70808.

Lamar Advertising Company, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger will be included in the Form S-4 and proxy statement when they become available. Information about the directors and executive officers of Lamar Advertising Company and their ownership of Lamar Advertising Company capital stock is set forth in the proxy statement for Lamar Advertising Company’s 2014 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement (including all amendments and supplements thereto) carefully before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Lamar Advertising Company and Lamar Advertising REIT Company dated August 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2014		LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Lamar Advertising Company and Lamar Advertising REIT Company dated August 27, 2014.